    EXHIBIT 99.1

Shutterstock Reports Full Year 2025 and Fourth Quarter Financial Results
New York, NY - February 17, 2026 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a family of brands delivering scalable creative and GenAI solutions to help customers fuel great work, today announced financial results for the full year and fourth quarter ended December 31, 2025.
Commenting on the Company's performance, Paul Hennessy, the Company's Chief Executive Officer, said, "I’m thrilled to announce that Shutterstock achieved record setting Revenue and Adjusted EBITDA in 2025. Revenue grew 6% driven by double digit growth of our Data, Distribution, and Services business, while Adjusted EBITDA margins for the year matched a previous high of 27.5% and Adjusted Free Cash Flow significantly expanded year over year. These achievements were despite continued challenges in our Content business. I want to thank our employees and contributors for their focus and commitment during this past year."

“Looking forward to 2026, we will continue to simplify our Core Content business with products and pricing that meet our customers' needs in order to improve on current trends and we’re excited to continue investing in our Data, Distribution and Services business by offering specialized AI Services, including data creation and enrichment, in addition to our world-class stock assets for model training.”

With regards to the pending merger with Getty Images, Mr. Hennessy said, ''We continue to work alongside Getty Images and with the regulatory authorities to secure the necessary approvals for this transaction.''

Full Year 2025 highlights as compared to Full Year 2024:
Financial Highlights
•Revenues were $989.9 million compared to $935.3 million.
•Net income was $45.5 million compared to $35.9 million.
•Net income per diluted common share was $1.25 compared to $1.01.
•Adjusted net income was $140.5 million compared to $138.7 million.
•Adjusted net income per diluted common share was $3.87 compared to $3.89.
•Adjusted EBITDA was $271.8 million compared to $247.1 million.

Fourth Quarter 2025 highlights as compared to Fourth Quarter 2024:
    Financial Highlights
•Revenues were $220.2 million compared to $250.3 million.
•Net loss was $16.0 million compared to $1.4 million.
•Net loss per diluted common share was $0.43 compared to $0.04.
•Adjusted net income was $24.9 million compared to $23.4 million.
•Adjusted net income per diluted common share was $0.67 compared to $0.67.
•Adjusted EBITDA was $46.8 million compared to $59.1 million.

FULL YEAR 2025 RESULTS
Revenue
Full year revenue of $989.9 million increased $54.7 million or 6% as compared to 2024.
Revenue generated through our Content product offering increased 4% as compared to the full year 2024, to $786.7 million, and represented 79% of our total revenue in 2025. The increase in Content revenue was driven by Envato which was acquired on July 21, 2024 and was included in our consolidated results for a full year in 2025 compared to the partial year in 2024. This increase was offset by continued weakness in our Content business and new customer acquisitions.
Revenue from our Data, Distribution, and Services product offering increased 16% as compared to 2024, to $203.3 million and represented 21% of our total revenue in 2025. Data, Distribution, and Services revenues increased primarily from the sale and delivery of metadata to new and existing customers as well as growth in our Distribution and Services offerings.
Net income and net income per diluted share
Net income of $45.5 million increased $9.6 million as compared to $35.9 million for the full year 2024. Net income per diluted share was $1.25 as compared to $1.01 for the full year 2024. These increases were driven by profitability associated with the increase in revenues and having Envato's results for a full year in 2025 partially offset by $34.9 million of professional fee expenses associated with the proposed merger with Getty Images Holdings, Inc. (“Getty Images”).
Adjusted net income and adjusted net income per diluted common share
Adjusted net income in 2025 of $140.5 million increased $1.8 million as compared to adjusted net income of $138.7 million in 2024. Adjusted net income in 2025 was favorably impacted by profitability associated with the increase in revenues and having Envato’s results for a full year in 2025, partially offset by increases in merger related expenses, interest expense and income tax expense.
Adjusted net income per diluted share was $3.87 as compared to $3.89 for the full year 2024.
Adjusted EBITDA
Adjusted EBITDA of $271.8 million for 2025 increased $24.7 million or 10% as compared to the full year 2024, primarily due to the contribution from Envato and data deal revenue.
Net income margin of 4.6% for 2025 increased by 80 basis points, as compared to 3.8% for the full year 2024.
Adjusted EBITDA margin of 27.5% for 2025 increased by 110 basis points, as compared to 26.4% for the full year 2024.

FOURTH QUARTER RESULTS
Revenue
Fourth quarter revenue of $220.2 million decreased by $30.1 million or 12% as compared to the fourth quarter of 2024.
Revenue from our Content product offering decreased by $23.0 million, or 11%, as compared to the fourth quarter of 2024, to $189.6 million. The reduction in our Content revenue was driven by weakness in new customer acquisition. Content revenue represented 86% of our total revenue in the fourth quarter of 2025.
Revenue generated from our Data, Distribution, and Services product offering decreased by $7.1 million, or 19%, as compared to the fourth quarter of 2024, to $30.7 million, and represented 14% of fourth quarter revenue in 2025.
Net income and net income per diluted common share
Net loss in the fourth quarter of 2025 of $16.0 million increased $14.6 million as compared to net loss of $1.4 million for the fourth quarter in 2024. Net loss per diluted common share was $0.43, as compared to $0.04 for the same period in 2024. These increased losses were attributable to unrealized losses related to our investment in Meitu, Inc and $7.3 million of professional fee expenses in the quarter associated with the proposed merger with Getty Images Holdings, Inc. (“Getty Images”).

Adjusted net income and adjusted net income per diluted common share
Adjusted net income in the fourth quarter of 2025 of $24.9 million increased $1.5 million as compared to adjusted net income of $23.4 million for the fourth quarter in 2024. Fourth quarter 2025 adjusted net income was favorably impacted by tax benefits, partially offset by decline in revenue.
Adjusted net income per diluted common share was $0.67 as compared to $0.67 for the fourth quarter of 2024.
Adjusted EBITDA
Adjusted EBITDA of $46.8 million for the fourth quarter of 2025 decreased by $12.3 million, or 21%, as compared to the fourth quarter of 2024, primarily due to the decline in revenue.
Net loss margin of (7.3)% for the fourth quarter of 2025 decreased by 6.7%, as compared to (0.6)% in the fourth quarter of 2024. The adjusted EBITDA margin of 21.2% for the fourth quarter of 2025 decreased by (2.4)%, as compared to 23.6% in the fourth quarter of 2024.

LIQUIDITY
For the full year 2025, our cash and cash equivalents increased by $66.9 million to $178.2 million at December 31, 2025, as compared with $111.3 million as of December 31, 2024. This increase was driven by $166.7 million of net cash provided by our operating activities, partially offset by $47.8 million used in investing activities and $59.1 million used in financing activities. Net cash provided by our operating activities was impacted by the timing of payments and cash receipts in the ordinary course of business which can cause operating cash flow to fluctuate from period to period.
Cash used in investing activities primarily consisted of cash of (i) capital expenditures of $42.9 million for internal-use software and website development costs and purchases of software and equipment; and (ii) $6.5 million paid to acquire the rights to distribute certain digital content into perpetuity. These cash outflows were partially offset by $1.6 million of Giphy Retention Compensation, as reimbursed by the Giphy seller.
Cash used in financing activities primarily consisted of (i) $46.5 million, related to the payment of the quarterly cash dividend; (ii) $9.4 million paid in the settlement of tax withholding obligations related to employee stock-based compensation awards; and (ii) $3.1 million used for the repayment of our Credit Facility.
Adjusted free cash flow was $149.5 million for the full year 2025, an increase of $40.8 million from the full year 2024. This increase was primarily driven by the increase was primarily driven by changes in working capital relate primarily to accounts receivables and timing differences between data deal revenue recognition collections of the related receivables.

QUARTERLY CASH DIVIDEND
During the three months ended December 31, 2025, the Company declared and paid a cash dividend of $0.33 per common share or $11.7 million.
On January 26, 2026, the Board of Directors declared a dividend of $0.36 per share of outstanding common stock, payable on March 19, 2026 to stockholders of record at the close of business on March 5, 2026.

KEY OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024[5]	2025	2024[5]

Subscribers (end of period)(1)	1,032,000	1,088,000	1,032,000	1,088,000
Subscriber revenue (in millions)(2)	$104.7	$107.7	$429.8	$452.6

Average revenue per customer (last twelve months)(3)	$281	$255	$281	$255
Paid downloads (in millions)(4)	107.9	125.8	453.1	456.7
_______________________________________________________________________________________________________________________
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato for the three and nine months ended September 30, 2025, which was acquired in July 22, 2024.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering
(5) Subscribers and Subscriber Revenue are presented as if Envato was acquired as of the beginning of the period presented. Average revenue per customer includes Envato historical results over the last twelve month period.

NON-GAAP FINANCIAL MEASURES
To supplement Shutterstock’s consolidated financial statements presented in accordance with the accounting principles generally accepted in the United States, or GAAP, Shutterstock’s management considers certain financial measures that are not prepared in accordance with GAAP, collectively referred to as non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, Giphy Retention Compensation Expense - non-recurring, foreign currency transaction gains and losses, severance costs associated with strategic workforce optimizations, impairment loss on long-term investment, impairment of lease assets, unrealized losses / gains on investments, legal contingencies, interest income and expense, income taxes and Merger related costs; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, Giphy Retention Compensation Expense - non-recurring, severance costs associated with strategic workforce optimizations (reported in Other), unrealized losses / gains on investments (reported in Other), impairment loss on long-term investment, impairment of lease assets, legal contingencies Merger related costs and the estimated tax impact of such adjustments; adjusted net income per diluted common share as adjusted net income divided by weighted average diluted shares; revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; billings as revenue adjusted for the change in deferred revenue, excluding deferred revenue acquired through business combinations; and adjusted free cash flow as net cash provided by operating activities, adjusted for capital expenditures, content acquisition, cash received related to Giphy Retention Compensation in connection with the acquisition of Giphy, and cash paid for costs related to the Getty Images merger.
The expense associated with the Giphy Retention Compensation related to (i) the one-time employment inducement bonuses and (ii) the vesting of the cash value of unvested Meta equity awards held by the employees prior to closing, which are reflected in operating expenses (together, the “Giphy Retention Compensation Expense - non-recurring”), are required payments in accordance with the terms of the acquisition. Meta’s sale of Giphy was directed by the United Kingdom Competition and Markets Authority (the “CMA”) and accordingly, the terms of the acquisition were subject to CMA preapproval. Management considers the operating expense associated with these required payments to be unusual and non-recurring in nature. The Giphy Retention Compensation Expense - non-recurring is not considered an ongoing expense necessary to operate the Company’s business. Therefore, such expenses have been included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share. For the three months ended December 31, 2025, the Company also incurred $4.0 million of Giphy Retention Compensation expense related to recurring employee costs, which is included in operating expenses, and are not included in the below adjustments for calculating adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share.
These figures have not been calculated in accordance with GAAP and should be considered only in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are useful to investors because these measures enable investors to analyze Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted common share provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by product offering) on a constant currency basis (expressed as a percentage) provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance. Management also believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Shutterstock’s management believes that adjusted free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in internal-use software and website development costs to support the Company’s ongoing business operations and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
Reconciliations of the differences between each of our non-GAAP financial measures (adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted common share, revenue growth (including by product offering) on a constant currency basis (expressed as a percentage), billings, adjusted free cash flow), and each measure’s most directly comparable financial measure calculated and presented in accordance with GAAP, are presented under the headings “Reconciliation of Non-GAAP Financial Information to GAAP” and “Supplemental Financial Data” immediately following the Consolidated Balance Sheets.

Previously Announced Merger Agreement with Getty Images

On January 7, 2025, Shutterstock announced that it entered into a merger agreement with Getty Images to combine in a merger of equals transaction, creating a premier visual content company. The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals. As previously announced, a majority of Shutterstock stockholders approved the adoption of the merger agreement at a special meeting of stockholders held on June 10, 2025.

As previously communicated, in light of the pending transaction with Getty Images, Shutterstock will not be hosting a conference call or providing financial guidance in conjunction with its full year and fourth quarter 2025 results.

For additional information associated with the transaction, please see the Company’s filings from time to time with the Securities and Exchange Commission.

ABOUT SHUTTERSTOCK
Shutterstock is in the business of turning ideas into impact. Powered by a global network of millions of creators and our cutting-edge technology, we provide businesses, creatives and brand leaders with the essential, universal ingredients to make their work more effective. Shutterstock is home to the world’s largest and most diverse collection of high-quality licensable assets, data and AI solutions, advertising and distribution solutions, exclusive editorial content, and full-service studio production—delivering unparalleled resources to fuel great work.

Discover our impact at www.shutterstock.com and connect with us on LinkedIn, Instagram, X, Facebook and YouTube.

FORWARD-LOOKING STATEMENTS
The statements in this press release, and any related oral statements, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, statements regarding industry prospects, future business, future results of operations or financial condition, future dividends, future stock performance, our ability to consummate acquisitions and integrate the businesses we have acquired or may acquire into our existing operations, new or planned features, products or services, management strategies, our ability to offer specialized AI services and simplify our Core Content business, our competitive position, our ability to obtain applicable regulatory approvals on a timely basis or otherwise for the proposed transaction with Getty Images, our ability to satisfy the other closing conditions of the proposed transaction with Getty Images, on a timely basis or otherwise, and the expected timing and completion of the proposed transaction with Getty Images. Important factors that could cause actual results to differ materially from the forward-looking statements include, among other things: risks and uncertainties associated with our proposed transaction with Getty Images and those risks discussed under the section captioned “Risk Factors” in Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Shutterstock does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Investor Relations Contact	Press Contact
Scott Grossman	Lori Rodney
ir@shutterstock.com	press@shutterstock.com
917-563-4991

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$220,221	$250,306	$989,925	$935,262

Operating expenses:
Cost of revenue	97,406	112,434	406,846	396,297
Sales and marketing	51,183	59,184	220,977	222,704
Product development	26,040	18,897	89,033	88,417
General and administrative	47,956	46,644	198,010	159,136
Total operating expenses	222,585	237,159	914,866	866,554
Income from operations	(2,364)	13,147	75,059	68,708
Interest expense	(4,078)	(4,987)	(16,826)	(10,561)
Other (expense) / income, net	(13,179)	(89)	17,098	4,401
(Loss) / income before income taxes	(19,621)	8,071	75,331	62,548
(Benefit) / provision for income taxes	(3,602)	9,500	29,835	26,616
Net (loss) / income	$(16,019)	$(1,429)	$45,496	$35,932

(Losses) / earnings per share:
Basic	$(0.45)	$(0.04)	$1.29	$1.02
Diluted	$(0.43)	$(0.04)	$1.25	$1.01

Weighted average common shares outstanding:
Basic	35,519	34,867	35,290	35,330
Diluted	37,125	35,122	36,268	35,658

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$178,244	$111,251
Accounts receivable, net of allowance of $3,431 and $3,101	112,626	95,225
Prepaid expenses and other current assets	47,769	49,482
Total current assets	338,639	255,958
Property and equipment, net	62,553	66,400
Right-of-use assets	9,770	13,956
Intangible assets, net	215,673	248,477
Goodwill	574,614	569,668
Deferred tax assets, net	61,289	70,982
Other assets	93,398	83,715
Total assets	$1,355,936	$1,309,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,898	$9,221
Accrued expenses	129,952	126,643
Contributor royalties payable	94,163	81,076
Deferred revenue	212,984	225,489
Debt	158,110	158,106
Other current liabilities	19,295	24,751
Total current liabilities	628,402	625,286
Deferred tax liability, net	1,134	2,174
Long-term debt	116,639	119,598
Lease liabilities	17,247	23,365
Other non-current liabilities	11,476	20,383
Total liabilities	774,898	790,806
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 41,049 and 40,395 shares issued and 35,528 and 34,874 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	410	403
Treasury stock, at cost; 5,521 shares as of December 31, 2025 and December 31, 2024	(269,804)	(269,804)
Additional paid-in capital	520,018	468,390
Accumulated other comprehensive loss	(4,754)	(16,841)
Retained earnings	335,168	336,202
Total stockholders’ equity	581,038	518,350
Total liabilities and stockholders’ equity	$1,355,936	$1,309,156

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) / income	$(16,019)	$(1,429)	$45,496	$35,932
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,735	23,287	90,894	87,626
Deferred taxes	(10,128)	(2,197)	7,568	(10,963)
Non-cash equity-based compensation	14,605	15,110	61,076	56,330
Loss on impairment of long-term investment	—	—	5,000	—
Bad debt expense	(307)	(243)	713	(2,033)
Unrealized gain on investments, net	13,219	(472)	(20,909)	(2,160)
Changes in operating assets and liabilities:
Accounts receivable	13,104	(3,651)	(16,325)	4,944
Prepaid expenses and other current and non-current assets	1,249	1,973	11,363	(17,934)
Accounts payable and other current and non-current liabilities	6,825	(1,167)	(11,572)	(48,600)
Envato Seller Obligations	—	(17,572)	—	(63,320)
Contributor royalties payable	(10,446)	(7,972)	11,663	14,654
Deferred revenue	1,376	2,299	(18,281)	(21,830)
Net cash provided by operating activities	$36,213	$7,966	$166,686	$32,646

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(10,314)	(8,918)	(42,856)	(47,215)
Business combination, net of cash acquired	—	—	—	(179,071)
Cash received related to Giphy Retention Compensation	371	527	1,605	63,971
Acquisition of content	(379)	(1,556)	(6,506)	(4,029)
Security deposit (release) / payment	(37)	(101)	(40)	176
Net cash used in investing activities	$(10,359)	$(10,048)	$(47,797)	$(166,168)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of treasury shares	—	—	—	(41,591)
Cash paid related to settlement of employee taxes related to RSU vesting	(338)	(452)	(9,442)	(12,167)
Payment of cash dividends	(11,707)	(10,445)	(46,530)	(42,383)
Proceeds from credit facility	—	—	—	280,000
Repayment of credit facility	(782)	(1,563)	(3,126)	(31,563)
Payment of debt issuance costs	—	—	—	(2,200)
Net cash (used in) / provided by financing activities	$(12,827)	$(12,460)	$(59,098)	$150,096

Effect of foreign exchange rate changes on cash	(319)	(5,600)	7,202	(5,813)
Net increase / (decrease) in cash and cash equivalents	12,708	(20,142)	66,993	10,761

Cash and cash equivalents, beginning of period	165,536	131,393	111,251	100,490
Cash and cash equivalents, end of period	$178,244	$111,251	$178,244	$111,251

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$3,766	$11,738	$20,162	$34,033
Cash paid for interest	4,006	4,875	16,476	7,830

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per diluted share, revenue growth (including by distribution channel) on a constant currency basis (expressed as a percentage), billings and adjusted free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. Investors are cautioned that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) / income	$(16,019)	$(1,429)	$45,496	$35,932
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	14,605	15,110	61,076	56,330
Tax effect of non-cash equity-based compensation (1)(2)	(3,432)	(3,551)	(14,353)	(6,883)
Acquisition-related amortization expense (3)	9,624	10,309	38,532	37,967
Tax effect of acquisition-related amortization expense (1)	(2,262)	(2,423)	(9,056)	(8,922)
Giphy Retention Compensation Expense - non-recurring	216	291	1,436	22,116
Tax effect of Giphy Retention Compensation Expense - non-recurring(1)	(51)	(68)	(338)	(5,197)
Merger related costs	7,252	2,750	34,906	2,750
Tax effect of Merger related costs(1)	(1,632)	(619)	(7,855)	(619)
Other(4)	17,565	4,012	(7,462)	7,425
Tax effect of other(1)	(977)	(1,009)	(1,900)	(2,157)
Adjusted net income	$24,889	$23,373	$140,482	$138,742

Net (loss) / income per diluted common share	$(0.43)	$(0.04)	$1.25	$1.01
Adjusted net income per diluted common share	$0.67	$0.67	$3.87	$3.89

Weighted average diluted shares	37,125	35,122	36,268	35,658
____________________________________________________________________________________________________________________
(1)Statutory tax rates are used to calculate the tax effect of the adjustments.
(2)The tax effect of non-cash equity-based compensation in 2024 includes a $6.2 million add-back for the reduction of deferred tax assets associated with the expiration of performance-based stock options and restricted stock units granted the Company’s Founder and Executive Chairman in 2014. The performance-based metrics were not met, the awards were not exercisable, and the Company recognized a non-cash tax expense for the change in deferred taxes.
(3)Of these amounts, $8.9 million and $8.6 million are included in cost of revenue for the three months ended December 31, 2025 and 2024, respectively. The remainder of acquisition-related amortization expense is included in general and administrative expense in the Statement of Operations.
(4)Other consists of unrealized gains and losses on investments, severance costs associated with strategic workforce optimizations, impairment charges recorded for long-term investments and lease assets, and legal contingencies.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$(16,019)	$(1,429)	$45,496	$35,932
Add / (less) Non-GAAP adjustments:
Interest expense	4,078	4,987	16,826	10,561
Interest income	(771)	(595)	(3,652)	(4,072)
Provision for income taxes	(3,602)	9,500	29,835	26,616
Depreciation and amortization	22,735	23,287	90,894	87,626
EBITDA	$6,421	$35,750	$179,399	$156,663

Non-cash equity-based compensation	14,605	15,110	61,076	56,330
Giphy Retention Compensation Expense - non-recurring	216	291	1,436	22,116
Merger related costs	7,252	2,750	34,906	2,750
Foreign currency loss	730	1,156	2,463	1,831
Unrealized loss / (gain) on investment	13,220	(472)	(20,909)	(2,160)
Other(1)	4,345	4,484	13,447	9,585
Adjusted EBITDA	$46,789	$59,069	$271,818	$247,115

Revenue	$220,221	$250,306	$989,925	$935,262
Net (loss) / income margin	(7.3)%	(0.6)%	4.6%	3.8%
Adjusted EBITDA margin	21.2%	23.6%	27.5%	26.4%
(1) Other consists of severance costs associated with strategic workforce optimizations, impairment charges recorded for long-term investments and lease assets, and legal contingencies.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reported revenue (in thousands)	$220,221	$250,306	$989,925	$935,262

Revenue growth	(12)%	15%	6%	7%
Revenue growth on a constant currency basis	(14)%	16%	5%	7%

Content reported revenue (in thousands)	$189,551	$212,517	$786,661	$760,011
Content revenue growth	(11)%	20%	4%	3%
Content revenue growth on a constant currency basis	(13)%	20%	2%	3%

Data, Distribution, and Services reported revenue (in thousands)	$30,670	$37,789	$203,264	$175,251
Data, Distribution, and Services revenue growth	(19)%	(5)%	16%	28%
Data, Distribution, and Services revenue growth on a constant currency basis	(20)%	(5)%	16%	28%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flow information:
Net cash provided by operating activities	$36,213	$7,966	$166,686	$32,646
Net cash used in investing activities	$(10,359)	$(10,048)	$(47,797)	$(166,168)
Net cash (used in) / provided by financing activities	$(12,827)	$(12,460)	$(59,098)	$150,096

Adjusted free cash flow:
Net cash provided by operating activities	$36,213	$7,966	$166,686	$32,646
Capital expenditures	(10,314)	(8,918)	(42,856)	(47,215)
Content acquisitions	(379)	(1,556)	(6,506)	(4,029)
Cash received related to Giphy Retention Compensation	371	527	1,605	63,971
Cash paid for Envato Seller Obligations(1)	—	17,572	—	63,320
Merger related costs	7,520	—	30,588	—
Adjusted Free Cash Flow	$33,411	$15,591	$149,517	$108,693
(1) Envato Seller Obligations relate to payments made on behalf of the Envato sellers’ after the closing of the acquisition. These liabilities were funded from the acquired cash on the Envato balance sheet and are not indicative of obligations and cash flows to be incurred prospectively.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Content	$189,551	$212,517	$786,661	$760,011
Data, Distribution, and Services	$30,670	$37,789	$203,264	$175,251
Total revenue	$220,221	$250,306	$989,925	$935,262

Change in total deferred revenue(1)	$1,419	$(878)	$(12,505)	$(24,862)
Total billings	$221,640	$249,428	$977,420	$910,400
_______________________________________________________________________________________________________________________
(1) Change in total deferred revenue excludes deferred revenue acquired through business combinations.

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24[5]	9/30/24[5]	6/30/24	3/31/24

Subscribers (end of period, in thousands) (1)	1,032	1,060	1,073	1,079	1,088	1,105	490	499
Subscriber revenue (in millions) (2)	$104.7	$107.2	$108.0	$109.9	$107.7	$113.1	$80.3	$83.9

Average revenue per customer (last twelve months) (3)	$281	$279	$266	$244	$255	$254	$434	$418
Paid downloads (in millions) (4)	107.9	111.7	112.6	120.9	125.8	112.3	33.4	35.0
Subscribers, Subscriber Revenue and Average Revenue Per Customer from acquisitions are included in these metrics beginning twelve months after the closing of the respective business combination. Accordingly, the metrics include Subscribers, Subscriber revenue, and Average revenue per customer from Backgrid beginning February 2025. 2025 metrics include the counts and revenues from Envato for the three and nine months ended September 30, 2025, which was acquired in July 22, 2024.
(1) Subscribers is defined as those customers who purchase one or more of our monthly recurring products for a continuous period of at least three months, measured as of the end of the reporting period.
(2) Subscriber revenue is defined as the revenue generated from subscribers during the period.
(3) Average revenue per customer is calculated by dividing total revenue for the last twelve-month period by customers. Customers is defined as total active, paying customers that contributed to total revenue over the last twelve-month period.
(4) Paid downloads is the number of downloads that our customers make in a given period of our content. Paid downloads exclude content related to our Studios business, downloads of content that are offered to customers for no charge, including our free trials and metadata delivered through our data deal offering
(5) Subscribers and Subscriber Revenue are presented as if Envato was acquired as of the beginning of the period presented. Average revenue per customer includes Envato historical results over the last twelve month period.

Equity-Based Compensation by expense category

	Three Months Ended
($ in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24

Cost of revenue	$558	$528	$532	$396	$505	$443	$300	$224
Sales and marketing	2,287	2,098	2,559	2,255	2,627	3,226	3,167	2,011
Product development	3,218	3,370	3,529	2,912	2,722	2,745	4,171	2,285
General and administrative	8,542	6,966	9,005	12,321	9,256	8,680	7,338	6,630
Total non-cash equity-based compensation	$14,605	$12,962	$15,625	$17,884	$15,110	$15,094	$14,976	$11,150

Depreciation and Amortization by expense category

	Three Months Ended
($ in thousands)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24

Cost of revenue	$21,010	$21,028	$20,804	$20,742	$21,191	$19,653	$20,087	$19,874
General and administrative	1,725	1,849	1,807	1,929	2,096	1,991	1,346	1,389
Total depreciation and amortization	$22,735	$22,877	$22,611	$22,671	$23,287	$21,644	$21,433	$21,263